Contact:	Mark E. Secor
Chief Financial Officer
Phone:	(219) 873-2611
Fax:	(219) 874-9280
Date:	July 27, 2022

FOR IMMEDIATE RELEASE

Horizon Bancorp, Inc. Reports Record Second Quarter 2022 EPS of $0.57

Michigan City, Indiana, July 27, 2022 (GLOBE NEWSWIRE) — (NASDAQ GS: HBNC) — Horizon Bancorp, Inc. (“Horizon” or the “Company”) announced its unaudited financial results for the three– and six–months ending June 30, 2022.

“We are extremely pleased with our performance during the second quarter of fiscal 2022. Record earnings and profitability can be attributed to strong loan growth and the higher interest rate environment which led to a meaningful increase in pre–tax, pre–provision net income,” Chairman and CEO Craig M. Dwight said. “This level of organic growth would not have been possible without the hard work and dedication from our team to meet the evolving needs of our customers. We remain committed to driving organic growth through our investments in commercial and consumer loan production, finding strategic opportunities to deploy capital, and leveraging our asset sensitive balance sheet and strong credit quality to achieve long–term shareholder value.”

Second Quarter 2022 Highlights

•Net income grew to a record $24.9 million, up 5.5% from the linked quarter and 12.1% from the prior year period. Diluted earnings per share (“EPS”) of $0.57 was up from $0.54 for the first quarter of 2022 and $0.50 for the second quarter of 2021.

•Pre–tax, pre–provision net income grew to $29.1 million, up 13.1% from the linked quarter and 18.9% from the prior year period. This non–GAAP financial measure is utilized by banks to provide a greater understanding of pre–tax profitability before giving effect to credit loss expense. (See the “Non–GAAP Reconciliation of Pre–Tax, Pre–Provision Net Income” table below.) Horizon recorded a provision expense of $240,000 in the quarter compared to a provision release of $1.4 million in the linked quarter, and a provision release of $1.5 million in the prior year period.

•Reported net interest margin (“NIM”) was 3.19% and adjusted NIM was 3.12%, with reported NIM increasing by 20 basis points and adjusted NIM increasing by 19 basis points from the first quarter of 2022. (See the “Non-GAAP Reconciliation of Net Interest Margin” table below for the definition of this non–GAAP calculation of adjusted NIM.)

•Total loans, excluding Federal Paycheck Protection Program (“PPP”) loans and sold commercial participation loans, grew by 6.2%, or 25.1% annualized, during the second quarter to $3.89 billion at period end compared to $3.66 billion on March 31, 2022.

•Commercial loans, excluding PPP loans and sold commercial participation loans, grew by 4.9%, or 19.7% annualized, during the second quarter to a record $2.31 billion from $2.20 billion on March 31, 2022.

•Consumer loans grew by 12.6%, or 50.5% annualized, during the second quarter to a record $848.7 million at period end.

•Non–interest expense was $36.4 million in the quarter, or 1.95% of average assets on an annualized basis, compared to $36.6 million, or 2.03%, in the first quarter of 2022 and $33.4 million, or 2.18%, in the second quarter of 2021. Non–interest expense was $73.0 million, or 1.99% of average assets on an annualized basis for the six

Horizon Bancorp, Inc. Reports Record Second Quarter 2022 EPS of $0.57
months ended June 30, 2022 compared to $65.6 million, or 2.19% of average assets on an annualized basis for the six months ended June 30, 2021.
•The efficiency ratio for the period was 55.57% compared to 58.74% for the first quarter of 2022 and 57.73% for the second quarter of 2021. The adjusted efficiency ratio was 56.13% compared to 58.74% for the first quarter of 2022 and 57.45% for the second quarter of 2021. (See the “Non-GAAP Calculation and Reconciliation of Efficiency Ratio and Adjusted Efficiency Ratio” table below.)

•As part of the Company’s annual branch performance review of Horizon Bank’s (the “Bank”) retail network, Horizon’s Board of Directors approved the permanent closure of seven branch locations in the second half of 2022. A one–time charge of approximately $380,000 was recorded during the second quarter to record these branch locations’ fixed assets at fair value.
•Asset quality remains favorable as evidenced by non–performing loans at 0.51% of total loans at period end and net charge–offs to average loans represented 0.01% for the second quarter of 2022.

•The Company was more asset sensitive as of June 30, 2022 compared to the previous quarter end, as deposit BETA’s have lagged rising rates and an increase in adjustable rate assets. Current estimates for parallel rate shocks to the balance sheet, at a 100 basis point shock and 200 basis point shock, increase net interest income by approximately $7.0 million and $12.8 million, respectively.

•Since March 31, 2022, deposit betas have significantly lagged our modeled betas at a 3% beta on total deposits over the last three months compared to our model using a beta of 35% for total deposits.

•During the second quarter of 2022, the continued steepening of the yield curve resulted in unrealized losses on available for sale investments of $122.0 million compared to unrealized losses of $73.6 million at March 31, 2022. The impact to the tangible capital ratio was a decrease of 46 basis points from 6.94% at March 31, 2022 to 6.48% at June 30, 2022, a 6.63% decrease.

•The Bank's capital is still robust with leverage and risk based capital ratios of 9.17% and 14.81%, respectively.

Summary

	For the Three Months Ended
	June 30,	March 31,	June 30,
Net Interest Income and Net Interest Margin	2022	2022	2021
Net interest income	$53,008	$48,171	$42,632
Net interest margin	3.19%	2.99%	3.14%
Adjusted net interest margin	3.12%	2.93%	3.13%

Mr. Dwight continued, “Net interest margin continues to expand, illustrating the Company’s highly asset sensitive balance sheet position. Both the expected additional rate increases, and loan volume will continue to positively impact net interest income and NIM through 2022. Pressure on deposit pricing so far has been limited and we believe will remain in line with or better than our competitors. This expectation reflects our confidence in the strength of our commercial and retail relationships.”

	For the Three Months Ended
	June 30,	March 31,	June 30,
Asset Yields and Funding Costs	2022	2022	2021
Interest earning assets	3.46%	3.22%	3.48%
Interest bearing liabilities	0.34%	0.30%	0.45%

Horizon Bancorp, Inc. Reports Record Second Quarter 2022 EPS of $0.57

	For the Three Months Ended
Non–interest Income and	June 30,	March 31,	June 30,
Mortgage Banking Income	2022	2022	2021
Total non–interest income	$12,434	$14,155	$15,207
Gain on sale of mortgage loans	2,501	2,027	5,612
Mortgage servicing income net of impairment	319	3,489	1,503

	For the Three Months Ended
	June 30,	March 31,	June 30,
Non–interest Expense	2022	2022	2021
Total non–interest expense	$36,368	$36,610	$33,388
Annualized non–interest expense to average assets	1.95%	2.03%	2.18%

	For the Three Months Ended
	June 30,	March 31,	June 30,
Credit Quality	2022	2022	2021
Allowance for credit losses to total loans	1.33%	1.41%	1.58%
Non–performing loans to total loans	0.51%	0.54%	0.63%
Percent of net charge–offs to average loans outstanding for the period	0.01%	0.00%	0.00%

Allowance for	June 30,	Net Reserve		December 31,
Credit Losses	2022	2Q22	1Q22	2021
Commercial	$34,802	$(2,987)	$(2,986)	$40,775
Retail Mortgage	4,422	71	495	3,856
Warehouse	1,067	12	(4)	1,059
Consumer	12,059	2,746	717	8,596
Allowance for Credit Losses (“ACL”)	$52,350	$(158)	$(1,778)	$54,286
ACL / Total Loans	1.33%			1.51%
Acquired Loan Discount (“ALD”)	$7,206	$(1,122)	$(769)	$9,097

“Our results this quarter were positively impacted by the significant progress towards achieving our goal of an annualized non–interest expense to average assets ratio of less than 2.00%. For the period ended June 30, 2022, our annualized non–interest expense to average assets ratio was 1.95%,” Mr. Dwight continued. “We remain disciplined with a focus on expense management which is critical given the economic uncertainty and rise in inflation, however; we are confident in our ability to continue to reduce our annualized target to less than 2.00%.”

Horizon Bancorp, Inc. Reports Record Second Quarter 2022 EPS of $0.57
Income Statement Highlights

Net income for the second quarter of 2022 was $24.9 million, or $0.57 diluted earnings per share, compared to $23.6 million, or $0.54, for the linked quarter and $22.2 million, or $0.50, for the prior year period. This represents the highest quarterly net income in the Company’s history.

Adjusted net income for the second quarter of 2022 was $24.2 million, or $0.56 diluted earnings per share, compared to $23.6 million, or $0.54, for the linked quarter and $22.2 million, or $0.50, for the prior year period. Adjusted net income, which is not calculated according to generally accepted accounting principles (“GAAP”), is a measure that Horizon uses to provide a greater understanding of operating profitability. (See the “Non–GAAP Reconciliation of Net Income” table below.)

The increase in net income for the second quarter of 2022 when compared to the first quarter of 2022 reflects an increase in net interest income of $4.8 million and a decrease in non–interest expense of $242,000. These items were offset by an increase in credit loss expense of $1.6 million and a decrease in non–interest income of $1.7 million and an increase in income tax expense of $436,000 for the second quarter of 2022 when compared to the first quarter of 2022.

Interest income includes the recognition of PPP loan interest and net loan processing fees totaling $198,000 in the second quarter of 2022, compared to $457,000 in the linked quarter. On June 30, 2022, the Company had $32,000 in net deferred PPP loan processing fees outstanding and $2.3 million in PPP loans outstanding. PPP loan net deferred fees and loans outstanding at March 31, 2021 were $141,000 and $6.7 million, respectively.

Second quarter 2022 income from the gain on sale of mortgage loans totaled $2.5 million, up from $2.0 million in the linked quarter and down from $5.6 million in the prior year period.

Certain revenue streams that generated higher income in the quarter ended June 30, 2021, were replaced in the most recent quarter with earning assets that had higher income margins and the increasing margin generated higher net interest income. For the quarter ending June 30, 2021, income from PPP lending, gain on sale of mortgage loans and mortgage servicing income net of impairment totaled $9.8 million. For the quarter ending June 30, 2022, the income from those same revenue streams totaled $3.0 million. The ability to replace this income and increase overall net income in the second quarter was attributed to the strategies management implemented to focus on higher earning assets.

Non–interest expense of $36.4 million in the second quarter of 2022 reflected a $371,000 decrease in net occupancy expenses and a $288,000 decrease in other expenses, offset by an increase in salaries and employee benefit expense of $222,000 and an increase in other losses of $194,000 from the linked quarter.

The increase in net income for the second quarter of 2022 when compared to the same prior year period reflects an increase in net interest income of $10.4 million, offset by an increase in credit loss expense of $1.7 million, a decrease in non–interest income of $2.8 million, an increase in non–interest expense of $3.0 million and an increase in income tax expense of $205,000.

Horizon Bancorp, Inc. Reports Record Second Quarter 2022 EPS of $0.57

Non–GAAP Reconciliation of Net Income
(Dollars in Thousands, Unaudited)
	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2022	2022	2021	2021	2021	2022	2021
Net income as reported	$24,859	$23,563	$21,425	$23,071	$22,173	$48,422	$42,595
Acquisition expenses	—	—	884	799	242	—	242
Tax effect	—	—	(184)	(166)	(51)	—	(51)
Net income excluding acquisition expenses	24,859	23,563	22,125	23,704	22,364	48,422	42,786
Credit loss expense acquired loans	—	—	—	2,034	—	—	—
Tax effect	—	—	—	(427)	—	—	—
Net income excluding credit loss expense acquired loans	24,859	23,563	22,125	25,311	22,364	48,422	42,786
Gain on sale of ESOP trustee accounts	—	—	—	(2,329)	—	—	—
Tax effect	—	—	—	489	—	—	—
Net income excluding gain on sale of ESOP trustee accounts	24,859	23,563	22,125	23,471	22,364	48,422	42,786
DOL ESOP settlement expenses	—	—	1,900	—	—	—	—
Tax effect	—	—	(315)	—	—	—	—
Net income excluding DOL ESOP settlement expenses	24,859	23,563	23,710	23,471	22,364	48,422	42,786
(Gain) / loss on sale of investment securities	—	—	—	—	—	—	(914)
Tax effect	—	—	—	—	—	—	192
Net income excluding (gain) / loss on sale of investment securities	24,859	23,563	23,710	23,471	22,364	48,422	42,064
Death benefit on bank owned life insurance (“BOLI”)	(644)	—	—	(517)	(266)	(644)	(266)
Net income excluding death benefit on BOLI	24,215	23,563	23,710	22,954	22,098	47,778	41,798
Prepayment penalties on borrowings	—	—	—	—	125	—	125
Tax effect	—	—	—	—	(26)	—	(26)
Net income excluding prepayment penalties on borrowings	24,215	23,563	23,710	22,954	22,197	47,778	41,897
Adjusted net income	$24,215	$23,563	$23,710	$22,954	$22,197	$47,778	$41,897

Horizon Bancorp, Inc. Reports Record Second Quarter 2022 EPS of $0.57

Non–GAAP Reconciliation of Diluted Earnings per Share
(Dollars in Thousands, Unaudited)
	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2022	2022	2021	2021	2021	2022	2021
Diluted earnings per share (“EPS”) as reported	$0.57	$0.54	$0.49	$0.52	$0.50	$1.11	$0.97
Acquisition expenses	—	—	0.02	0.02	0.01	—	0.01
Tax effect	—	—	—	—	—	—	—
Diluted EPS excluding acquisition expenses	0.57	0.54	0.51	0.54	0.51	1.11	0.98
Credit loss expense acquired loans	—	—	—	0.05	—	—	—
Tax effect	—	—	—	(0.01)	—	—	—
Diluted EPS excluding credit loss expense acquired loans	0.57	0.54	0.51	0.58	0.51	1.11	0.98
Gain on sale of ESOP trustee accounts	—	—	—	(0.05)	—	—	—
Tax effect	—	—	—	0.01	—	—	—
Diluted EPS excluding gain on sale of ESOP trustee accounts	0.57	0.54	0.51	0.54	0.51	1.11	0.98
DOL ESOP settlement expenses	—	—	0.04	—	—	—	—
Tax effect	—	—	(0.01)	—	—	—	—
Diluted EPS excluding DOL ESOP settlement expenses	0.57	0.54	0.54	0.54	0.51	1.11	0.98
(Gain) / loss on sale of investment securities	—	—	—	—	—	—	(0.02)
Tax effect	—	—	—	—	—	—	—
Diluted EPS excluding (gain) / loss on sale of investment securities	0.57	0.54	0.54	0.54	0.51	1.11	0.96
Death benefit on bank owned life insurance (“BOLI”)	(0.01)	—	—	(0.02)	(0.01)	(0.01)	(0.01)
Diluted EPS excluding death benefit on BOLI	0.56	0.54	0.54	0.52	0.50	1.10	0.95
Prepayment penalties on borrowings	—	—	—	—	—	—	—
Tax effect	—	—	—	—	—	—	—
Diluted EPS excluding prepayment penalties on borrowings	0.56	0.54	0.54	0.52	0.50	1.10	0.95
Adjusted diluted EPS	$0.56	$0.54	$0.54	$0.52	$0.50	$1.10	$0.95

Horizon Bancorp, Inc. Reports Record Second Quarter 2022 EPS of $0.57

Non–GAAP Reconciliation of Pre–Tax, Pre–Provision Net Income
(Dollars in Thousands, Unaudited)
	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2022	2022	2021	2021	2021	2022	2021
Pre–tax income	$28,834	$27,102	$25,505	$27,127	$25,943	$55,936	$49,815
Credit loss expense	240	(1,386)	(2,071)	1,112	(1,492)	(1,146)	(1,125)
Pre–tax, pre–provision net income	$29,074	$25,716	$23,434	$28,239	$24,451	$54,790	$48,690

Pre–tax, pre–provision net income	$29,074	$25,716	$23,434	$28,239	$24,451	$54,790	$48,690
Acquisition expenses	—	—	884	799	242	—	242
Gain on sale of ESOP trustee accounts	—	—	—	(2,329)	—	—	—
DOL ESOP settlement expenses	—	—	1,900	—	—	—	—
(Gain) / loss on sale of investment securities	—	—	—	—	—	—	(914)
Death benefit on BOLI	(644)	—	—	(517)	(266)	(644)	(266)
Prepayment penalties on borrowings	—	—	—	—	125	—	125
Adjusted pre–tax, pre–provision net income	$28,430	$25,716	$26,218	$26,192	$24,552	$54,146	$47,752

Pre–tax, pre–provision net income grew to $29.1 million, up 13.1% from the linked quarter and 18.9% from the prior year period. This non–GAAP financial measure is utilized by banks to provide a greater understanding of pre–tax profitability before giving effect to credit loss expense. Horizon recorded a provision expense of $240,000 in the quarter and provision release of $1.4 million in the linked quarter, and a provision release of $1.5 million in the prior year period.

Non–GAAP Reconciliation of Net Interest Margin
(Dollars in Thousands, Unaudited)
	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2022	2022	2021	2021	2021	2022	2021
Net interest income as reported	$53,008	$48,171	$49,976	$46,544	$42,632	$101,179	$85,170
Average interest earning assets	6,927,310	6,800,549	6,938,258	6,033,088	5,659,384	6,864,280	5,550,116
Net interest income as a percentage of average interest earning assets (“Net Interest Margin”)	3.19%	2.99%	2.97%	3.17%	3.14%	3.03%	3.21%

Net interest income as reported	$53,008	$48,171	$49,976	$46,544	$42,632	$101,179	$85,170
Acquisition–related purchase accounting adjustments (“PAUs”)	(1,223)	(916)	(1,819)	(875)	(230)	(2,139)	(1,809)
Prepayment penalties on borrowings	—	—	—	—	125	—	125
Adjusted net interest income	$51,785	$47,255	$48,157	$45,669	$42,527	$99,040	$83,361
Adjusted net interest margin	3.12%	2.93%	2.86%	3.12%	3.13%	2.97%	3.15%

Horizon Bancorp, Inc. Reports Record Second Quarter 2022 EPS of $0.57
Horizon’s net interest margin increased to 3.19% for the second quarter of 2022 compared to 2.99% for the first quarter of 2022. The increase in net interest margin reflects an increase in the yield on interest earning assets of 24 basis points offset by an increase in the cost of interest bearing liabilities of four basis points. Interest income from acquisition–related purchase accounting adjustments was $307,000 higher during the second quarter of 2022 when compared to the first quarter of 2022.

Horizon’s net interest margin increased to 3.19% for the second quarter of 2022 compared to 3.14% for the second quarter of 2021. The increase in net interest margin reflects a decrease in the cost of interest bearing liabilities of 11 basis points offset by a decrease in the yield on interest earning assets of two basis points.

Net interest margin, excluding acquisition–related purchase accounting adjustments (“adjusted net interest margin”), was 3.12% for the second quarter of 2021, compared to 2.93% for the linked quarter and 3.13% for the second quarter of 2021. Interest income from acquisition–related purchase accounting adjustments was $1.2 million, $916,000 and $230,000 for the three months ended June 30, 2022, March 31, 2022 and June 30, 2021, respectively.

Lending Activity

Total loan balances were $3.94 billion, or $3.89 billion excluding PPP loans and sold commercial participation loans, on June 30, 2022. Total loans were $3.72 billion, or $3.66 billion excluding PPP loans and sold commercial participation loans, on March 31, 2022. During the three months ended June 30, 2022, commercial loans, excluding PPP loans and sold commercial participation loans, increased $108.0 million, consumer loans increased $94.8 million, mortgage warehouse loans increased $11.4 million, residential mortgage loans increased $15.2 million and sold commercial participation loans increased $1.0 million, offset by decreases in PPP loans of $4.4 million and loans held for sale of $838,000. PPP loan income was $198,000, $457,000 and $2.7 million for the three months ended June 30, 2022, March 31, 2022 and June 30, 2021, respectively.

Loan Growth by Type, Excluding Acquired Loans
(Dollars in Thousands, Unaudited)
	June 30,	March 31,	Amount	QTD	Annualized
	2022	2022	Change	% Change	% Change
Commercial, excluding PPP loans and sold commercial participation loans	$2,310,605	$2,202,568	$108,037	4.9%	19.9%
PPP loans	2,343	6,705	(4,362)	(65.1)%	(263.8)%
Sold commercial participation loans	51,043	50,054	989	2.0%	8.0%
Residential mortgage	608,582	593,372	15,210	2.6%	10.4%
Consumer	848,749	753,900	94,849	12.6%	51.0%
Subtotal	3,821,322	3,606,599	214,723	6.0%	24.1%
Loans held for sale	2,943	3,781	(838)	(22.2)%	(89.9)%
Mortgage warehouse	116,488	105,118	11,370	10.8%	43.9%
Total loans	$3,940,753	$3,715,498	$225,255	6.1%	24.6%

Total loans, excluding PPP loans and sold commercial participation loans	$3,887,367	$3,658,739	$228,628	6.2%	25.3%
Residential mortgage lending activity for the three months ended June 30, 2022 generated $2.5 million in income from the gain on sale of mortgage loans, increasing $474,000 from the first quarter of 2022 and decreasing $3.1 million from the second quarter of 2021. Total mortgage origination volume for the second quarter of 2022, including loans placed into the portfolio, totaled $115.1 million, representing a decrease of 3.2% from first quarter 2022 levels, and a decrease of 33.5% from the second quarter of 2021. As a percentage of total mortgage loan originations, 17% of the volume was from refinancings and 83% was from loans for new home purchases during the second quarter of 2022. Total origination volume of mortgage loans sold to the secondary market totaled $67.3 million, representing a decrease of 17.2% from the first quarter of 2022 and a decrease of 40.5% from the second quarter of 2021.

Gain on sale of mortgage loans and mortgage warehousing income was 5.6% of total revenue for the three months ended June 30, 2022, compared to 4.7% for the linked quarter and 12.3% for the three months ended June 30, 2021.

Horizon Bancorp, Inc. Reports Record Second Quarter 2022 EPS of $0.57

Deposit Activity

Total deposit balances were $5.85 billion on June 30, 2022 compared to $5.85 billion on March 31, 2022, a decrease of $5.9 million.

Deposit Growth by Type, Excluding Acquired Deposits
(Dollars in Thousands, Unaudited)
	June 30,	March 31,	Amount	QTD	Annualized
	2022	2022	Change	% Change	% Change
Non–interest bearing	$1,328,213	$1,325,570	$2,643	0.2%	0.8%
Interest bearing	3,760,890	3,782,644	(21,754)	(0.6)%	(2.3)%
Time deposits	756,482	743,283	13,199	1.8%	7.2%
Total deposits	$5,845,585	$5,851,497	$(5,912)	(0.1)%	(0.4)%

Expense Management

	Three Months Ended
	June 30,	March 31,
	2022	2022
Non–interest Expense	Actual	Actual	Amount Change	Percent Change
Salaries and employee benefits	$19,957	$19,735	$222	1.1%
Net occupancy expenses	3,190	3,561	(371)	(10.4)%
Data processing	2,607	2,537	70	2.8%
Professional fees	283	314	(31)	(9.9)%
Outside services and consultants	2,485	2,525	(40)	(1.6)%
Loan expense	2,497	2,545	(48)	(1.9)%
FDIC insurance expense	775	725	50	6.9%
Other losses	362	168	194	115.5%
Other expense	4,212	4,500	(288)	(6.4)%
Total non–interest expense	$36,368	$36,610	$(242)	(0.7)%
Annualized non–interest expense to average assets	1.95%	2.03%

Total non–interest expense was $242,000 lower in the second quarter of 2022 when compared to the first quarter of 2022. The decrease was primarily due to a decrease in net occupancy expenses of $371,000 and a decrease in other expense $288,000, offset by an increase in salaries and employee benefits expense of $222,000.

Horizon Bancorp, Inc. Reports Record Second Quarter 2022 EPS of $0.57

	Three Months Ended
	June 30,			June 30,
	2022			2021			Adjusted
Non–interest Expense	Actual	Acquisition Expenses	Adjusted	Actual	Acquisition Expenses	Adjusted	Amount Change	Percent Change
Salaries and employee benefits	$19,957	$—	$19,957	$17,730	$—	$17,730	$2,227	12.6%
Net occupancy expenses	3,190	—	3,190	3,084	—	3,084	106	3.4%
Data processing	2,607	—	2,607	2,388	—	2,388	219	9.2%
Professional fees	283	—	283	588	(51)	537	(254)	(47.3)%
Outside services and consultants	2,485	—	2,485	2,220	(187)	2,033	452	22.2%
Loan expense	2,497	—	2,497	3,107	—	3,107	(610)	(19.6)%
FDIC insurance expense	775	—	775	500	—	500	275	55.0%
Other losses	362	—	362	6	—	6	356	5933.3%
Other expense	4,212	—	4,212	3,765	(4)	3,761	451	12.0%
Total non–interest expense	$36,368	$—	$36,368	$33,388	$(242)	$33,146	$3,222	9.7%
Annualized non–interest expense to average assets	1.95%		1.95%	2.18%		2.16%

Total non–interest expense was $3.0 million higher in the second quarter of 2022 when compared to the second quarter of 2021. The increases in expenses was primarily due to an increase in salaries and employee benefits of $2.2 million due to additional employees hired as a result of the 2021 branch acquisition, an increase in other expense of $447,000, an increase in other losses of $356,000, an increase in FDIC insurance expense of $275,000 and an increase in outside services and consultants expense of $265,000, offset by a decrease of $610,000 in loan expense and a decrease of $305,000 in professional fees.
Annualized non–interest expense as a percent of average assets was 1.95%, 2.03% and 2.18% for the three months ended June 30, 2022, March 31, 2022 and June 30, 2021, respectively. Annualized non–interest expense, excluding acquisition expenses, as a percent of average assets was 1.95%, 2.03% and 2.16% for the three months ended June 30, 2022, March 31, 2022 and June 30, 2021, respectively. (See the “Non–GAAP Calculation and Reconciliation of Efficiency Ratio and Adjusted Efficiency Ratio” table below for these non–GAAP calculations.)

	Six Months Ended
	June 30,			June 30,
	2022			2021			Adjusted
Non–interest Expense	Actual	Acquisition Expenses	Adjusted	Actual	Acquisition Expenses	Adjusted	Amount Change	Percent Change
Salaries and employee benefits	$39,692	$—	$39,692	$34,601	$—	$34,601	$5,091	14.7%
Net occupancy expenses	6,751	—	6,751	6,402	—	6,402	349	5.5%
Data processing	5,144	—	5,144	4,764	—	4,764	380	8.0%
Professional fees	597	—	597	1,132	(51)	1,081	(484)	(44.8)%
Outside services and consultants	5,010	—	5,010	3,922	(187)	3,735	1,275	34.1%
Loan expense	5,042	—	5,042	5,929	—	5,929	(887)	(15.0)%
FDIC insurance expense	1,500	—	1,500	1,300	—	1,300	200	15.4%
Other losses	530	—	530	289	—	289	241	83.4%
Other expense	8,712	—	8,712	7,221	(4)	7,217	1,495	20.7%
Total non–interest expense	$72,978	$—	$72,978	$65,560	$(242)	$65,318	$7,660	11.7%
Annualized non–interest expense to average assets	1.99%		1.99%	2.19%		2.18%

Horizon Bancorp, Inc. Reports Record Second Quarter 2022 EPS of $0.57
Total non–interest expense was $7.4 million higher in the first six months of 2022 when compared to the first six months of 2021. The increases in expenses was primarily due to an increase in salaries and employee benefits of $5.1 million primarily due to additional employees hired as a result of the 2021 branch acquisition, an increase in other expense of $1.5 million, an increase in outside services and consultants expense of $1.1 million, offset by a decrease of $887,000 in loan expense and a decrease of $535,000 in professional fees.
Annualized non–interest expense as a percent of average assets was 1.99% for the first six months of 2022 compared to 2.19% for the first six months of 2021. Annualized non–interest expense, excluding acquisition expenses, as a percent of average assets was 1.99% and 2.18% for the six months ended June 30, 2022 and June 30, 2021, respectively. (See the “Non–GAAP Calculation and Reconciliation of Efficiency Ratio and Adjusted Efficiency Ratio” table below for these non–GAAP calculations.)

Income tax expense totaled $4.0 million for the second quarter of 2022, an increase of $436,000 when compared to the first quarter of 2022 and an increase of $205,000 when compared to the second quarter of 2021.

Income tax expense totaled $7.5 million for the six months ended June 30, 2022, an increase of $294,000 when compared to the six months ended June 30, 2021.

Capital

The capital resources of the Company and the Bank exceeded regulatory capital ratios for “well capitalized” banks at June 30, 2022. Stockholders’ equity totaled $657.9 million at June 30, 2022 and the ratio of average stockholders’ equity to average assets was 9.43% for the six months ended June 30, 2022.

Tangible book value per common share (“TBVPS”) declined $0.43 in the first quarter of 2022 to $11.11 at period end, as unrealized net losses on securities available for sale (“AFS”) of $2.37 per common share reduced other comprehensive income (“OCI”) by $103.4 million in the first six months of this year. Fluctuations in the fair market value of AFS are widely expected to be recorded by banks in the first six months of 2022.

The following table presents the actual regulatory capital dollar amounts and ratios of the Company and the Bank as of June 30, 2022.

	Actual		Required for Capital Adequacy Purposes		Required for Capital Adequacy Purposes with Capital Buffer		Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital (to risk–weighted assets)
Consolidated	$749,948	15.83%	$379,022	8.00%	$497,467	10.50%	N/A	N/A
Bank	701,422	14.81%	378,939	8.00%	497,358	10.50%	$473,674	10.00%
Tier 1 capital (to risk–weighted assets)
Consolidated	699,552	14.77%	284,267	6.00%	402,711	8.50%	N/A	N/A
Bank	651,026	13.74%	284,204	6.00%	402,623	8.50%	378,939	8.00%
Common equity tier 1 capital (to risk–weighted assets)
Consolidated	583,199	12.31%	213,200	4.50%	331,645	7.00%	N/A	N/A
Bank	651,026	13.74%	213,153	4.50%	331,572	7.00%	307,888	6.50%
Tier 1 capital (to average assets)
Consolidated	699,552	9.83%	284,722	4.00%	284,722	4.00%	N/A	N/A
Bank	651,026	9.17%	284,117	4.00%	284,117	4.00%	355,146	5.00%

Horizon Bancorp, Inc. Reports Record Second Quarter 2022 EPS of $0.57
Liquidity

The Bank maintains a stable base of core deposits provided by long–standing relationships with individuals and local businesses. These deposits are the principal source of liquidity for Horizon. Other sources of liquidity for Horizon include earnings, loan repayment, investment security sales and maturities, proceeds from the sale of residential mortgage loans, unpledged investment securities and borrowing relationships with correspondent banks, including the Federal Home Loan Bank of Indianapolis (the “FHLB”). At June 30, 2022, in addition to liquidity available from the normal operating, funding, and investing activities of Horizon, the Bank had approximately $917.6 million in unused credit lines with various money center banks, including the FHLB and the Federal Reserve Discount Window. The Bank had approximately $2.2 billion of unpledged investment securities at June 30, 2022.

Use of Non–GAAP Financial Measures

Certain information set forth in this press release refers to financial measures determined by methods other than in accordance with GAAP. Specifically, we have included non–GAAP financial measures relating to net income, diluted earnings per share, net interest margin, tangible stockholders’ equity, tangible book value per share, efficiency ratio, the return on average assets, the return on average equity and pre–tax, pre–provision net income. In each case, we have identified special circumstances that we consider to be non–recurring and have excluded them. We believe that this shows the impact of such events as acquisition–related purchase accounting adjustments, among others we have identified in our reconciliations. Horizon believes these non–GAAP financial measures are helpful to investors and provide a greater understanding of our business and financial results without giving effect to the purchase accounting impacts and one–time costs of acquisitions and non–recurring items. These measures are not necessarily comparable to similar measures that may be presented by other companies and should not be considered in isolation or as a substitute for the related GAAP measure. See the tables and other information below and contained elsewhere in this press release for reconciliations of the non–GAAP information identified herein and its most comparable GAAP measures.

Non–GAAP Reconciliation of Tangible Stockholders’ Equity and Tangible Book Value per Share
(Dollars in Thousands, Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
Total stockholders’ equity	$657,865	$677,450	$723,209	$708,542	$710,374
Less: Intangible assets	173,662	174,588	175,513	183,938	172,398
Total tangible stockholders’ equity	$484,203	$502,862	$547,696	$524,604	$537,976
Common shares outstanding	43,572,796	43,572,796	43,547,942	43,520,694	43,950,720
Book value per common share	$15.10	$15.55	$16.61	$16.28	$16.16
Tangible book value per common share	$11.11	$11.54	$12.58	$12.05	$12.24

Horizon Bancorp, Inc. Reports Record Second Quarter 2022 EPS of $0.57

Non–GAAP Calculation and Reconciliation of Efficiency Ratio and Adjusted Efficiency Ratio
(Dollars in Thousands, Unaudited)
	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2022	2022	2021	2021	2021	2022	2021
Non–interest expense as reported	$36,368	$36,610	$39,370	$34,349	$33,388	$72,978	$65,560
Net interest income as reported	53,008	48,171	49,976	46,544	42,632	101,179	85,170
Non–interest income as reported	$12,434	$14,155	$12,828	$16,044	$15,207	$26,589	$29,080
Non–interest expense / (Net interest income + Non–interest income) (“Efficiency Ratio”)	55.57%	58.74%	62.69%	54.88%	57.73%	57.12%	57.38%

Non–interest expense as reported	$36,368	$36,610	$39,370	$34,349	$33,388	$72,978	$65,560
Acquisition expenses	—	—	(884)	(799)	(242)	—	(242)
DOL ESOP settlement expenses	—	—	(1,900)	—	—	—	—
Non–interest expense excluding acquisition and DOL ESOP settlement expenses	36,368	36,610	36,586	33,550	33,146	72,978	65,318
Net interest income as reported	53,008	48,171	49,976	46,544	42,632	101,179	85,170
Prepayment penalties on borrowings	—	—	—	—	125	—	125
Net interest income excluding prepayment penalties on borrowings	53,008	48,171	49,976	46,544	42,757	101,179	85,295
Non–interest income as reported	12,434	14,155	12,828	16,044	15,207	26,589	29,080
Gain on sale of ESOP trustee accounts	—	—	—	(2,329)	—	—	—
(Gain) / loss on sale of investment securities	—	—	—	—	—	—	(914)
Death benefit on BOLI	(644)	—	—	(517)	(266)	(644)	(266)
Non–interest income excluding (gain) / loss on sale of investment securities and death benefit on BOLI	$11,790	$14,155	$12,828	$13,198	$14,941	$25,945	$27,900
Adjusted efficiency ratio	56.13%	58.74%	58.25%	56.16%	57.45%	57.41%	57.70%

Horizon Bancorp, Inc. Reports Record Second Quarter 2022 EPS of $0.57

Non–GAAP Reconciliation of Return on Average Assets
(Dollars in Thousands, Unaudited)
	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2022	2022	2021	2021	2021	2022	2021
Average assets	$7,476,238	$7,319,675	$7,461,343	$6,507,673	$6,142,507	$7,391,348	$6,039,897
Return on average assets (“ROAA”) as reported	1.33%	1.31%	1.14%	1.41%	1.45%	1.32%	1.42%
Acquisition expenses	—	—	0.05	0.05	0.02	—	0.01
Tax effect	—	—	(0.01)	(0.01)	—	—	—
ROAA excluding acquisition expenses	1.33	1.31	1.18	1.45	1.47	1.32	1.43
Credit loss expense acquired loans	—	—	—	0.12	—	—	—
Tax effect	—	—	—	(0.03)	—	—	—
ROAA excluding credit loss expense on acquired loans	1.33	1.31	1.18	1.54	1.47	1.32	1.43
Gain on sale of ESOP trustee accounts	—	—	—	(0.14)	—	—	—
Tax effect	—	—	—	0.03	—	—	—
ROAA excluding gain on sale of ESOP trustee accounts	1.33	1.31	1.18	1.43	1.47	1.32	1.43
DOL ESOP settlement expenses	—	—	0.10	—	—	—	—
Tax effect	—	—	(0.02)	—	—	—	—
ROAA excluding DOL ESOP settlement expenses	1.33	1.31	1.26	1.43	1.47	1.32	1.43
(Gain) / loss on sale of investment securities	—	—	—	—	—	—	(0.03)
Tax effect	—	—	—	—	—	—	0.01
ROAA excluding (gain) / loss on sale of investment securities	1.33	1.31	1.26	1.43	1.47	1.32	1.41
Death benefit on BOLI	(0.03)	—	—	(0.03)	(0.02)	(0.02)	(0.01)
ROAA excluding death benefit on BOLI	1.30	1.31	1.26	1.40	1.45	1.30	1.40
Prepayment penalties on borrowings	—	—	—	—	0.01	—	—
Tax effect	—	—	—	—	—	—	—
ROAA excluding prepayment penalties on borrowings	1.30	1.31	1.26	1.40	1.46	1.30	1.40
Adjusted ROAA	1.30%	1.31%	1.26%	1.40%	1.46%	1.30%	1.40%

Horizon Bancorp, Inc. Reports Record Second Quarter 2022 EPS of $0.57

Non–GAAP Reconciliation of Return on Average Common Equity
(Dollars in Thousands, Unaudited)
	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2022	2022	2021	2021	2021	2022	2021
Average common equity	$677,299	$716,341	$719,643	$724,412	$706,652	$697,004	$702,052
Return on average common equity (“ROACE”) as reported	14.72%	13.34%	11.81%	12.64%	12.59%	14.01%	12.23%
Acquisition expenses	—	—	0.49	0.44	0.14	—	0.07
Tax effect	—	—	(0.10)	(0.09)	(0.03)	—	(0.01)
ROACE excluding acquisition expenses	14.72	13.34	12.20	12.99	12.70	14.01	12.29
Credit loss expense acquired loans	—	—	—	1.11	—	—	—
Tax effect	—	—	—	(0.23)	—	—	—
ROACE excluding credit loss expense acquired loans	14.72	13.34	12.20	13.87	12.70	14.01	12.29
Gain on sale of ESOP trustee accounts	—	—	—	(1.28)	—	—	—
Tax effect	—	—	—	0.27	—	—	—
ROACE excluding gain on sale of ESOP trustee accounts	14.72	13.34	12.20	12.86	12.70	14.01	12.29
DOL ESOP settlement expenses	—	—	1.05	—	—	—	—
Tax effect	—	—	(0.17)	—	—	—	—
ROACE excluding DOL ESOP settlement expenses	14.72	13.34	13.08	12.86	12.70	14.01	12.29
(Gain) / loss on sale of investment securities	—	—	—	—	—	—	(0.26)
Tax effect	—	—	—	—	—	—	0.06
ROACE excluding (gain) / loss on sale of investment securities	14.72	13.34	13.08	12.86	12.70	14.01	12.09
Death benefit on BOLI	(0.38)	—	—	(0.28)	(0.15)	(0.19)	(0.08)
ROACE excluding death benefit on BOLI	14.34	13.34	13.08	12.58	12.55	13.82	12.01
Prepayment penalties on borrowings	—	—	—	—	0.07	—	0.04
Tax effect	—	—	—	—	(0.01)	—	(0.01)
ROACE excluding prepayment penalties on borrowings	14.34%	13.34%	13.08%	12.58%	12.61%	13.82%	12.04%
Adjusted ROACE	14.34%	13.34%	13.08%	12.58%	12.61%	13.82%	12.04%

Horizon Bancorp, Inc. Reports Record Second Quarter 2022 EPS of $0.57

Non–GAAP Reconciliation of Return on Average Tangible Equity
(Dollars in Thousands, Unaudited)
	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2022	2022	2021	2021	2021	2022	2021
Average common equity	$677,299	$716,341	$719,643	$724,412	$706,652	$697,004	$702,052
Less: Average intangible assets	175,321	176,356	179,594	174,920	173,905	175,836	174,343
Average tangible equity	$501,978	$539,985	$540,049	$549,492	$532,747	$521,168	$527,709
Return on average tangible equity (“ROATE”) as reported	19.86%	17.70%	15.74%	16.66%	16.69%	18.74%	16.28%
Acquisition expenses	—	—	0.65	0.58	0.18	—	0.09
Tax effect	—	—	(0.14)	(0.12)	(0.04)	—	(0.02)
ROATE excluding acquisition expenses	19.86	17.70	16.25	17.12	16.83	18.74	16.35
Credit loss expense acquired loans	—	—	—	1.47	—	—	—
Tax effect	—	—	—	(0.31)	—	—	—
ROATE excluding credit loss expense acquired loans	19.86	17.70	16.25	18.28	16.83	18.74	16.35
Gain on sale of ESOP trustee accounts	—	—	—	(1.68)	—	—	—
Tax effect	—	—	—	0.35	—	—	—
ROATE excluding gain on sale of ESOP trustee accounts	19.86	17.70	16.25	16.95	16.83	18.74	16.35
DOL ESOP settlement expenses	—	—	1.40	—	—	—	—
Tax effect	—	—	(0.23)	—	—	—	—
ROATE excluding DOL ESOP settlement expenses	19.86	17.70	17.42	16.95	16.83	18.74	16.35
(Gain) / loss on sale of investment securities	—	—	—	—	—	—	(0.35)
Tax effect	—	—	—	—	—	—	0.07
ROATE excluding (gain) / loss on sale of investment securities	19.86	17.70	17.42	16.95	16.83	18.74	16.07
Death benefit on BOLI	(0.51)	—	—	(0.37)	(0.20)	(0.25)	(0.10)
ROATE excluding death benefit on BOLI	19.35	17.70	17.42	16.58	16.63	18.49	15.97
Prepayment penalties on borrowings	—	—	—	—	0.09	—	0.05
Tax effect	—	—	—	—	(0.02)	—	(0.01)
ROATE excluding prepayment penalties on borrowings	19.35%	17.70%	17.42%	16.58%	16.70%	18.49%	16.01%
Adjusted ROATE	19.35%	17.70%	17.42%	16.58%	16.70%	18.49%	16.01%

Horizon Bancorp, Inc. Reports Record Second Quarter 2022 EPS of $0.57
Earnings Conference Call

As previously announced, Horizon will host a conference call to review its second quarter financial results and operating performance.

Participants may access the live conference call on July 28, 2022 at 7:30 a.m. CT (8:30 a.m. ET) by dialing 833–974–2379 from the United States, 866–450–4696 from Canada or 412–317–5772 from international locations and requesting the “Horizon Bancorp Call.” Participants are asked to dial in approximately 10 minutes prior to the call.

A telephone replay of the call will be available approximately one hour after the end of the conference through August 4, 2022. The replay may be accessed by dialing 877–344–7529 from the United States, 855–669–9658 from Canada or 412–317–0088 from other international locations, and entering the access code 7261627.

About Horizon Bancorp, Inc.

Horizon Bancorp, Inc. (NASDAQ GS: HBNC) is the $7.6 billion–asset bank holding company for Horizon Bank, which serves customers across diverse and economically attractive Midwestern markets through convenient digital and virtual tools, as well as its Indiana and Michigan branches. Horizon’s retail offerings include prime residential, indirect auto, and other secured consumer lending to in–market customers, as well as a range of personal banking and wealth management solutions. Horizon also provides a comprehensive array of in–market business banking and treasury management services, with commercial lending representing over half of total loans. More information on Horizon, headquartered in Northwest Indiana’s Michigan City, is available at horizonbank.com and investor.horizonbank.com.

Forward Looking Statements

This press release may contain forward–looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon Bancorp, Inc. and its affiliates (collectively, “Horizon”). For these statements, Horizon claims the protection of the safe harbor for forward–looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission. Forward–looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward–looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward–looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in Horizon’s Annual Report on Form 10–K and its quarterly reports on Form 10–Q. Further, statements about the effects of the COVID–19 pandemic on our business, operations, financial performance, and prospects may constitute forward–looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward–looking statements due to factors and future developments that are uncertain, unpredictable, and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, third parties, and us. Undue reliance should not be placed on the forward–looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward–looking statement to reflect the events or circumstances after the date on which the forward–looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Horizon Bancorp, Inc. Reports Record Second Quarter 2022 EPS of $0.57

Financial Highlights
(Dollars in Thousands, Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
Balance sheet:
Total assets	$7,640,936	$7,420,328	$7,374,903	$7,534,240	$6,109,227
Interest earning deposits & federal funds sold	5,646	20,827	502,364	872,540	209,304
Interest earning time deposits	3,799	4,046	4,782	5,767	6,994
Investment securities	3,093,792	3,118,641	2,713,255	2,438,874	1,844,470
Commercial loans	2,363,991	2,259,327	2,213,945	2,173,200	2,104,627
Mortgage warehouse loans	116,488	105,118	109,031	169,909	205,311
Residential mortgage loans	608,582	593,372	594,382	603,540	559,437
Consumer loans	848,749	753,900	727,259	713,432	650,144
Total loans	3,937,810	3,711,717	3,644,617	3,660,081	3,519,519
Earning assets	7,070,667	6,883,254	6,865,051	7,006,513	5,610,538
Non–interest bearing deposit accounts	1,328,213	1,325,570	1,360,338	1,324,757	1,102,950
Interest bearing transaction accounts	3,760,890	3,782,644	3,711,767	3,875,882	3,105,328
Time deposits	756,482	743,283	730,886	779,260	573,348
Total deposits	5,845,585	5,851,497	5,802,991	5,979,899	4,781,626
Borrowings	959,222	728,664	712,739	670,753	439,094
Subordinated notes	58,823	58,786	58,750	58,713	58,676
Junior subordinated debentures issued to capital trusts	56,907	56,850	56,785	56,722	56,662
Total stockholders’ equity	657,865	677,450	723,209	708,542	710,374

Horizon Bancorp, Inc. Reports Record Second Quarter 2022 EPS of $0.57

Financial Highlights
(Dollars in Thousands Except Share and Per Share Data and Ratios, Unaudited)
	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
Income statement:
Net interest income	$53,008	$48,171	$49,976	$46,544	$42,632
Credit loss expense (recovery)	240	(1,386)	(2,071)	1,112	(1,492)
Non–interest income	12,434	14,155	12,828	16,044	15,207
Non–interest expense	36,368	36,610	39,370	34,349	33,388
Income tax expense	3,975	3,539	4,080	4,056	3,770
Net income	$24,859	$23,563	$21,425	$23,071	$22,173

Per share data:
Basic earnings per share	$0.57	$0.54	$0.49	$0.53	$0.50
Diluted earnings per share	0.57	0.54	0.49	0.52	0.50
Cash dividends declared per common share	0.16	0.15	0.15	0.15	0.13
Book value per common share	15.10	15.55	16.61	16.28	16.16
Tangible book value per common share	11.11	11.54	12.58	12.05	12.24
Market value – high	19.21	23.45	21.14	18.47	19.13
Market value – low	$16.72	$18.67	$18.01	$15.83	$16.98
Weighted average shares outstanding – Basis	43,572,796	43,554,713	43,534,298	43,810,729	43,950,501
Weighted average shares outstanding – Diluted	43,684,691	43,734,556	43,733,416	43,958,870	44,111,103

Key ratios:
Return on average assets	1.33%	1.31%	1.14%	1.41%	1.45%
Return on average common stockholders’ equity	14.72	13.34	11.81	12.64	12.59
Net interest margin	3.19	2.99	2.97	3.17	3.14
Allowance for credit losses to total loans	1.33	1.41	1.51	1.55	1.58
Average equity to average assets	9.06	9.79	9.64	11.13	11.50
Efficiency ratio	55.57	58.74	62.69	54.88	57.73
Annualized non–interest expense to average assets	1.95	2.03	2.09	2.09	2.18
Bank only capital ratios:
Tier 1 capital to average assets	9.17	8.83	8.50	8.38	8.79
Tier 1 capital to risk weighted assets	13.74	13.23	13.69	11.86	12.80
Total capital to risk weighted assets	14.81	14.25	14.72	12.97	14.09

Horizon Bancorp, Inc. Reports Record Second Quarter 2022 EPS of $0.57

Financial Highlights
(Dollars in Thousands Except Share and Per Share Data and Ratios, Unaudited)
	Six Months Ended
	June 30,	June 30,
	2022	2021
Income statement:
Net interest income	$101,179	$85,170
Credit loss expense (recovery)	(1,146)	(1,125)
Non–interest income	26,589	29,080
Non–interest expense	72,978	65,560
Income tax expense	7,514	7,220
Net income	$48,422	$42,595

Per share data:
Basic earnings per share	$1.11	$0.97
Diluted earnings per share	1.11	0.97
Cash dividends declared per common share	0.31	0.26
Book value per common share	15.10	16.16
Tangible book value per common share	11.11	12.24
Market value – high	23.45	19.94
Market value – low	$16.72	$16.98
Weighted average shares outstanding – Basis	43,563,804	43,935,111
Weighted average shares outstanding – Diluted	43,711,822	44,092,577

Key ratios:
Return on average assets	1.32%	1.42%
Return on average common stockholders’ equity	14.01	12.23
Net interest margin	3.03	3.21
Allowance for credit losses to total loans	1.33	1.58
Average equity to average assets	9.43	11.62
Efficiency ratio	57.12	57.38
Annualized non–interest expense to average assets	1.99	2.19
Bank only capital ratios:
Tier 1 capital to average assets	9.17	8.79
Tier 1 capital to risk weighted assets	13.74	12.80
Total capital to risk weighted assets	14.81	14.09

Horizon Bancorp, Inc. Reports Record Second Quarter 2022 EPS of $0.57

Financial Highlights
(Dollars in Thousands Except Ratios, Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
Loan data:
Substandard loans	$59,377	$57,928	$56,968	$91,317	$82,488
30 to 89 days delinquent	6,739	6,358	8,536	3,997	3,336

Non–performing loans:
90 days and greater delinquent – accruing interest	210	107	145	200	—
Trouble debt restructures – accruing interest	2,535	2,372	2,391	2,433	1,853
Trouble debt restructures – non–accrual	1,345	1,501	1,521	1,604	2,294
Non–accrual loans	16,116	16,133	14,962	25,137	18,175
Total non–performing loans	$20,206	$20,113	$19,019	$29,374	$22,322
Non–performing loans to total loans	0.51%	0.54%	0.53%	0.80%	0.63%

Allocation of the Allowance for Credit Losses
(Dollars in Thousands, Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
Commercial	$34,802	$37,789	$40,775	$43,121	$41,766
Residential mortgage	4,422	4,351	3,856	3,737	4,108
Mortgage warehouse	1,067	1,055	1,059	1,054	1,155
Consumer	12,059	9,313	8,596	8,867	8,620
Total	$52,350	$52,508	$54,286	$56,779	$55,649

Net Charge–offs (Recoveries)
(Dollars in Thousands Except Ratios, Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
Commercial	$(75)	$38	$926	$(25)	$40
Residential mortgage	40	(10)	126	(29)	(23)
Mortgage warehouse	—	—	—	—	—
Consumer	319	108	360	36	22
Total	$284	$136	$1,412	$(18)	$39
Percent of net charge–offs (recoveries) to average loans outstanding for the period	0.01%	0.00%	0.04%	0.00%	0.00%

Horizon Bancorp, Inc. Reports Record Second Quarter 2022 EPS of $0.57

Total Non–performing Loans
(Dollars in Thousands Except Ratios, Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
Commercial	$8,008	$7,844	$7,509	$16,121	$10,345
Residential mortgage	8,469	8,584	8,005	8,641	7,841
Mortgage warehouse	—	—	—	—	—
Consumer	3,729	3,685	3,505	4,612	4,136
Total	$20,206	$20,113	$19,019	$29,374	$22,322
Non–performing loans to total loans	0.51%	0.54%	0.53%	0.80%	0.63%

Other Real Estate Owned and Repossessed Assets
(Dollars in Thousands, Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
Commercial	$1,414	$2,245	$2,861	$2,861	$1,400
Residential mortgage	—	170	695	117	37
Mortgage warehouse	—	—	—	—	—
Consumer	58	5	5	29	46
Total	$1,472	$2,420	$3,561	$3,007	$1,483

Horizon Bancorp, Inc. Reports Record Second Quarter 2022 EPS of $0.57

Average Balance Sheets
(Dollars in Thousands, Unaudited)
	Three Months Ended			Three Months Ended
	June 30, 2022			June 30, 2021
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets
Interest earning assets
Federal funds sold	$7,083	$17	0.96%	$359,184	$98	0.11%
Interest earning deposits	15,661	26	0.67%	29,584	44	0.60%
Investment securities – taxable	1,770,816	8,673	1.96%	645,139	2,386	1.48%
Investment securities – non–taxable (1)	1,374,032	7,307	2.70%	1,054,703	5,656	2.72%
Loans receivable (2) (3)	3,759,718	41,549	4.45%	3,570,774	39,236	4.43%
Total interest earning assets	6,927,310	57,572	3.46%	5,659,384	47,420	3.48%
Non–interest earning assets
Cash and due from banks	98,040			84,469
Allowance for credit losses	(52,525)			(57,196)
Other assets	503,413			455,850
Total average assets	$7,476,238			$6,142,507

Liabilities and Stockholders’ Equity
Interest bearing liabilities
Interest bearing deposits	$4,540,959	$1,677	0.15%	$3,680,796	$2,053	0.22%
Borrowings	613,282	1,409	0.92%	334,804	1,256	1.50%
Repurchase agreements	141,470	41	0.12%	119,052	40	0.13%
Subordinated notes	58,800	881	6.01%	58,653	881	6.02%
Junior subordinated debentures issued to capital trusts	56,870	556	3.92%	56,627	558	3.95%
Total interest bearing liabilities	5,411,381	4,564	0.34%	4,249,932	4,788	0.45%
Non–interest bearing liabilities
Demand deposits	1,335,779			1,139,068
Accrued interest payable and other liabilities	51,779			46,855
Stockholders’ equity	677,299			706,652
Total average liabilities and stockholders’ equity	$7,476,238			$6,142,507

Net interest income / spread		$53,008	3.12%		$42,632	3.03%
Net interest income as a percent of average interest earning assets (1)			3.19%			3.14%

(1) Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities. The average rate is presented on a tax equivalent basis.

(2) Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.
(3) Non–accruing loans for the purpose of the computation above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees. The average rate is presented on a tax equivalent basis.

Horizon Bancorp, Inc. Reports Record Second Quarter 2022 EPS of $0.57

Average Balance Sheets
(Dollars in Thousands, Unaudited)
	Six Months Ended			Six Months Ended
	June 30, 2022			June 30, 2021
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets
Interest earning assets
Federal funds sold	$121,707	$108	0.18%	$313,467	$164	0.11%
Interest earning deposits	18,154	50	0.56%	27,567	90	0.66%
Investment securities – taxable	1,709,014	16,064	1.90%	528,250	3,822	1.46%
Investment securities – non–taxable (1)	1,326,819	14,004	2.69%	1,005,855	10,879	2.76%
Loans receivable (2) (3)	3,688,586	79,428	4.36%	3,674,977	80,054	4.41%
Total interest earning assets	6,864,280	109,654	3.34%	5,550,116	95,009	3.57%
Non–interest earning assets
Cash and due from banks	101,340			84,866
Allowance for credit losses	(53,411)			(57,486)
Other assets	479,139			462,401
Total average assets	$7,391,348			$6,039,897

Liabilities and Stockholders’ Equity
Interest bearing liabilities
Interest bearing deposits	$4,509,962	$3,173	0.14%	$3,602,882	$4,396	0.25%
Borrowings	558,867	2,453	0.89%	350,110	2,487	1.43%
Repurchase agreements	140,610	77	0.11%	115,392	78	0.14%
Subordinated notes	58,782	1,761	6.04%	58,635	1,761	6.06%
Junior subordinated debentures issued to capital trusts	56,839	1,011	3.59%	56,599	1,117	3.98%
Total interest bearing liabilities	5,325,060	8,475	0.32%	4,183,618	9,839	0.47%
Non–interest bearing liabilities
Demand deposits	1,329,316			1,101,377
Accrued interest payable and other liabilities	39,968			52,850
Stockholders’ equity	697,004			702,052
Total average liabilities and stockholders’ equity	$7,391,348			$6,039,897

Net interest income / spread		$101,179	3.02%		$85,170	3.10%
Net interest income as a percent of average interest earning assets (1)			3.03%			3.21%

(1) Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities. The average rate is presented on a tax equivalent basis.

(2) Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.
(3) Non–accruing loans for the purpose of the computation above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees. The average rate is presented on a tax equivalent basis.

Horizon Bancorp, Inc. Reports Record Second Quarter 2022 EPS of $0.57

Condensed Consolidated Balance Sheets
(Dollars in Thousands)

	June 30, 2022	December 31, 2021
	(Unaudited)
Assets
Cash and due from banks	$108,848	$593,508
Interest earning time deposits	3,799	4,782
Investment securities, available for sale	1,041,020	1,160,812
Investment securities, held to maturity (fair value $1,754,214 and $1,559,991)	2,052,772	1,552,443
Loans held for sale	2,943	12,579
Loans, net of allowance for credit losses of $52,350 and $54,286	3,885,460	3,590,331
Premises and equipment, net	93,778	93,441
Federal Home Loan Bank stock	26,677	24,440
Goodwill	154,572	154,572
Other intangible assets	19,090	20,941
Interest receivable	28,996	26,137
Cash value of life insurance	94,625	97,150
Other assets	128,356	80,753
Total assets	$7,640,936	$7,411,889

Liabilities
Deposits
Non–interest bearing	$1,328,213	$1,360,338
Interest bearing	4,517,372	4,442,653
Total deposits	5,845,585	5,802,991
Borrowings	959,222	712,739
Subordinated notes	58,823	58,750
Junior subordinated debentures issued to capital trusts	56,907	56,785
Interest payable	2,402	2,235
Other liabilities	60,132	55,180
Total liabilities	6,983,071	6,688,680
Commitments and contingent liabilities
Stockholders’ equity
Preferred stock, Authorized, 1,000,000 shares, Issued 0 shares	—	—
Common stock, no par value, Authorized 99,000,000 shares Issued 43,883,415 and 43,766,931 shares, Outstanding 43,572,796 and 43,547,942 shares	—	—
Additional paid–in capital	352,412	352,122
Retained earnings	398,517	363,742
Accumulated other comprehensive income	(93,064)	7,345
Total stockholders’ equity	657,865	723,209
Total liabilities and stockholders’ equity	$7,640,936	$7,411,889

Horizon Bancorp, Inc. Reports Record Second Quarter 2022 EPS of $0.57

Condensed Consolidated Statements of Income
(Dollars in Thousands Except Per Share Data, Unaudited)
	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
Interest income
Loans receivable	$41,549	$37,879	$41,171	$40,392	$39,236
Investment securities – taxable	8,716	7,506	6,491	4,565	2,528
Investment securities – non–taxable	7,307	6,697	6,456	5,911	5,656
Total interest income	57,572	52,082	54,118	50,868	47,420
Interest expense
Deposits	1,677	1,496	1,663	1,808	2,053
Borrowed funds	1,450	1,080	1,061	1,075	1,296
Subordinated notes	881	880	881	880	881
Junior subordinated debentures issued to capital trusts	556	455	537	561	558
Total interest expense	4,564	3,911	4,142	4,324	4,788
Net interest income	53,008	48,171	49,976	46,544	42,632
Credit loss expense (recovery)	240	(1,386)	(2,071)	1,112	(1,492)
Net interest income after credit loss expense (recovery)	52,768	49,557	52,047	45,432	44,124
Non–interest Income
Service charges on deposit accounts	2,833	2,795	2,510	2,291	2,157
Wire transfer fees	170	159	205	210	222
Interchange fees	3,582	2,780	3,082	2,587	2,892
Fiduciary activities	1,405	1,503	1,591	2,124	1,961
Gains / (losses) on sale of investment securities	—	—	—	—	—
Gain on sale of mortgage loans	2,501	2,027	4,167	4,088	5,612
Mortgage servicing income net of impairment	319	3,489	300	336	1,503
Increase in cash value of bank owned life insurance	519	510	547	534	502
Death benefit on bank owned life insurance	644	—	—	517	266
Other income	461	892	426	3,357	92
Total non–interest income	12,434	14,155	12,828	16,044	15,207
Non–interest expense
Salaries and employee benefits	19,957	19,735	20,549	18,901	17,730
Net occupancy expenses	3,190	3,561	3,204	2,935	3,084
Data processing	2,607	2,537	2,672	2,526	2,388
Professional fees	283	314	562	522	588
Outside services and consultants	2,485	2,525	2,197	2,330	2,220
Loan expense	2,497	2,545	2,803	2,645	3,107
FDIC insurance expense	775	725	798	279	500
Other losses	362	168	1,925	69	6
Other expenses	4,212	4,500	4,660	4,142	3,765
Total non–interest expense	36,368	36,610	39,370	34,349	33,388
Income before income taxes	28,834	27,102	25,505	27,127	25,943
Income tax expense	3,975	3,539	4,080	4,056	3,770
Net income	$24,859	$23,563	$21,425	$23,071	$22,173
Basic earnings per share	$0.57	$0.54	$0.49	$0.53	$0.50
Diluted earnings per share	0.57	0.54	0.49	0.52	0.50

Horizon Bancorp, Inc. Reports Record Second Quarter 2022 EPS of $0.57

Condensed Consolidated Statements of Income
(Dollars in Thousands Except Per Share Data, Unaudited)
	Six Months Ended
	June 30,	June 30,
	2022	2021
Interest income
Loans receivable	$79,428	$80,054
Investment securities – taxable	16,222	4,076
Investment securities – non–taxable	14,004	10,879
Total interest income	109,654	95,009
Interest expense
Deposits	3,173	4,396
Borrowed funds	2,530	2,565
Subordinated notes	1,761	1,761
Junior subordinated debentures issued to capital trusts	1,011	1,117
Total interest expense	8,475	9,839
Net interest income	101,179	85,170
Credit loss expense (recovery)	(1,146)	(1,125)
Net interest income after credit loss expense (recovery)	102,325	86,295
Non–interest Income
Service charges on deposit accounts	5,628	4,391
Wire transfer fees	329	477
Interchange fees	6,362	5,232
Fiduciary activities	2,908	3,704
Gains / (losses) on sale of investment securities	—	914
Gain on sale of mortgage loans	4,528	10,908
Mortgage servicing income net of impairment	3,808	1,716
Increase in cash value of bank owned life insurance	1,029	1,013
Death benefit on bank owned life insurance	644	266
Other income	1,353	459
Total non–interest income	26,589	29,080
Non–interest expense
Salaries and employee benefits	39,692	34,601
Net occupancy expenses	6,751	6,402
Data processing	5,144	4,764
Professional fees	597	1,132
Outside services and consultants	5,010	3,922
Loan expense	5,042	5,929
FDIC insurance expense	1,500	1,300
Other losses	530	289
Other expenses	8,712	7,221
Total non–interest expense	72,978	65,560
Income before income taxes	55,936	49,815
Income tax expense	7,514	7,220
Net income	$48,422	$42,595
Basic earnings per share	$1.11	$0.97
Diluted earnings per share	1.11	0.97